Exhibit 99.1

Imperial Oil Limited 237 - 4th Avenue S.W. Calgary, AB T2P 0H6	News Release

Imperial Oil Limited files a Form 8-K

CALGARY, September 17, 2010 — Imperial Oil Limited has filed a Form 8-K with an update of the Kearl oil sands and Horn River Basin projects. The Form 8-K is available on the EDGAR website at www.sec.gov/edgar and on the SEDAR website at www.sedar.com.

For further information:

Investor relations Mark Stumpf (403) 237-4537	Media relations Pius Rolheiser (403) 237-2710